SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      THE SECURITIES EXCHANGE ACT OF 1934

                                February 1, 1999
                Date of Report (Date of Earliest Event Reported)

                          Eastern Utilities Associates
               (Exact Name of Registrant as Specified in Charter)

          Massachusetts                   1-5366           04-1271872
       (State or Other Jurisdiction    (Commission      (IRS Employer
        of Incorporation)               File Number)     Identification No.)

                     One Liberty Square, Boston, MA  02109
             (Address of Principal Executive Offices and Zip Code)


                                 (617) 357-9590
              (Registrant's Telephone Number, Including Area Code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)


ITEM 5. OTHER EVENTS.

      On February 1, 1999, Eastern Utilities Associates, a Massachusetts business trust (the "Company"), New England Electric System, a Massachusetts business trust ("NEES"), and Research Drive LLC ("Research"), a Massachusetts limited liability company which is directly and indirectly wholly owned by NEES, entered into an Agreement and Plan of Merger, dated as of February 1, 1999 (the "Merger Agreement"), providing for a merger transaction among the Company, NEES and Research. The Merger Agreement a nd the press release issued in connection therewith are filed herewith as Exhibits 10 and 99, respectively, and are incorporated herein by reference. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

      Pursuant to the Merger Agreement, Research will merge with and into the Company (the "Merger"), with the Company being the surviving entity and becoming a wholly-owned subsidiary of NEES (the "Surviving Entity"). The Merger, which was unanimously approved by the boards of the Company and NEES, and the Members of Research, is expected to occur shortly after all of the conditions to the consummation of the Merger, including the receipt of certain regulatory approvals, are met or waived. The Comp any anticipates that the Merger can be consummated in early 2000.

      Under the terms of the Merger Agreement, each outstanding common share of the Company, $5.00 par value per share (the "Company Common Shares"), other than shares, if any, owned by the Company as treasury shares, or by NEES, Research or any other wholly-owned subsidiary of NEES, will be converted into the right to receive $31.00 in cash, as may be adjusted (the "Merger Consideration"). Such adjustment will occur if the Closing Date does not occur on or prior to the date that is the six month anniversary of the date on which the Company shareholders' approval is attained (the "Adjustment Date"), in which event the per share amount shall be increased by $.003 for each day after the Adjustment Date up to and including the day which is one day prior to the earlier of the Closing Date and the Extended Termination Date (as defined below).

      The Merger is subject to certain customary closing conditions, including, without limitation, the receipt of the required approval of the Company's shareholders by an affirmative vote of two-thirds of the outstanding Company Common Shares, and the receipt of all necessary governmental approvals and the making of all necessary governmental filings, including, to the extent necessary, the consent or approval of certain state utility regulators, the approval of the Federal Energy Regulatory Commission, the approval of the Federal Communications Commission, the approval of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, the approval of the Nuclear Regulatory Commission, the filing of the requisite notification with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of the applicable waiting period thereunder. A meeting of the Company's shareholders to vote upon the Merger will be convened as soon as practicable. The Merger is also subject to the receipt of final orders of the Massachusetts and Rhode Island utility regulatory commissions pertaining to the recovery of costs asssociated with the Merger that are materially consistent with existing policy and previous orders of such agencies.

      The Merger Agreement contains certain covenants of the parties pending the consummation of the Merger. Generally, the Company must carry on its business in the ordinary course consistent with past practice, comply with all laws and preserve intact its goodwill. The Company is permitted to declare and pay its regular quarterly dividends. The Merger Agreement contains certain restrictions on the Company including limitations on, or procedures for issuance of securities, modification, termination or failure to renew material contracts, amendments to the Company's Declaration of Trust or similar governing documents of the Company's Subsidiaries, capital expenditures, acquisitions, dispositions, incurrence or guarantees of any indebtedness, modification of employee compensation and benefits, regulatory matters, changes in accounting policies and discharge of liabilities. (See Article VI of the Merger Agreement).

      The Merger Agreement prevents the Company and its Subsidiaries from knowingly initiating, soliciting or encouraging, directly or indirectly, any inquiry or proposal or offer, or engaging in negotiations with, or providing confidential information to, any third party relating to a business combination proposal, and requires the Company to terminate immediately any existing discussions or negotiations and notify NEES of any such inquiries relating to a business combination proposal, unless prior t o the Company's shareholder approval: (i) the Company's Board determines, in good faith based upon the advice of its outside legal counsel with respect to the Board's fiduciary duties, that taking such action is necessary for the Board to act in a manner consistent with its fiduciary duties under applicable law; (ii) the Company's Board reasonably concludes, in good faith after consultation with its financial advisors, that (A) the party making such proposal has adequate financing sources and (B ) such proposal is likely to be more favorable to shareholders of the Company than the Merger (an "Alternative Proposal"); (iii) prior to furnishing nonpublic information or entering into negotiations, the Company notifies NEES in writing of such furnishing of information or negotiations (identifying the party making the proposal and the material terms of such proposal) and enters into a confidentiality agreement with such third party; and (iv) the Company keeps NEES promptly informed of the status and all material information with respect to such discussions or negotiations. The Company may terminate the Merger Agreement to accept an Alternative Proposal (in which case, the termination fee provision described below would be applicable). However, before so terminating, the Company must negotiate with NEES to adjust the Merger Agreement so as to enable the parties to proceed with the adjusted Merger Agreement, and the Company's Board must determine that, based on advice of counsel wit h respect to the Board's fiduciary duties and notwithstanding a binding commitment to consummate the Merger Agreement and notwithstanding all concessions that may be offered by NEES in further negotiations with the Company, the Alternative Proposal i s more favorable to the Company's shareholders than the Merger. (See Section 7.08 and Article IX of the Merger Agreement).

      The Merger Agreement may be terminated under certain circumstances, including: (i) by mutual written agreement of the boards of the parties; (ii) by either party if the Merger has not been effected by December 31, 1999 (the "Initial Termination Date" ), provided that if the parties are otherwise ready to close, but certain statutory approvals are not yet obtained, the Initial Termination Date will be extended four months (the "Extended Termination Date"); and (iii) by either party if any law, rule or regulation is adopted which makes the Merger illegal or any final order or injunction permanently prohibits the Merger. In addition, the Company may terminate the Merger
Agreement: (i) under certain circumstances, in order to accept an Alternative Proposal (subject to the limitations and procedures described above and to payment of the termination fee described below); (ii) if there has been a material breach of certain of NEES' representations and warranties or a failure by NEES to perform and comply with its covenants under the Merger Agreement and such breach or failure has not been cured; (iii) if NEES fails to deliver the merger consideration at a time when all conditions to NEES' obligation to close have been satisfied or waived . NEES may terminate the Merger Agreement if:
(i) the Board of the Company withdraws or modifies its approval of the merger or its recommendation to its shareholders or if shareholders' approval shall not have been obtained at a duly held meeting; ( ii) the Board of the Company shall approve or recommend or take no position with respect to an Alternative Proposal; or (iii) there has been a material breach of the Company's representations and warranties or a failure by the Company to perform and comply with its covenants under the Merger Agreement and such breach or failure has not been cured. (See Articles VIII and IX of the Merger Agreement).

      The Company will pay NEES a termination fee of $20 million plus up to $5 million for documented out-of-pocket expenses: (i) if the Company terminates the Merger Agreement because the Company became the target of a third party Alternative Proposal, and the Company's Board determined in good faith based upon the advice of outside counsel with respect to the Board's fiduciary duties, that termination was necessary for the Board to act consistently with its fiduciary duties under applicable law; or (ii) if, at a time when an Alternative Proposal is pending the Merger Agreement is terminated because (A) the Company shareholder approval was not obtained, (B) the Company has materially breached its representations and warranties or has failed to materially perform and comply with its covenants under the Merger Agreement, or
(C) the Closing has not occurred by the termination date, provided, that in the case of (A), (B) or (C), the Company enters into a merger or acquisition agreement with the party offering such Alternative Proposal within two years of such termination. (See Article IX of the Merger Agreement).

      NEES will pay the Company a termination fee of $10 million plus up to $5 million for documented out-of-pocket expenses if either NEES or the Company terminates because the Closing Date has not occurred on or before the Initial Termination Date, or if the Initial Termination Date is extended, the Extended Termination Date, and on the date of such termination: (i) all conditions to closing other than the condition requiring that certain statutory and regulatory consents and approvals be obtained has not been fulfilled, provided, that such Closing Date has not failed to occur due to a failure on the part of the terminating party to fulfill any obligation under the Merger Agreement;
(ii) if the date of termination is any date other than the Extended Termination Date or a date thereafter, all conditions of each party other than the conditions concerning (A) statutory and regulatory consents and approvals and
(B) the certification of performance of obligations on the part of NEES and LLC have been fulfilled or are capable of being fulfilled; and (iii) the merger contemplated by a agreement and Plan of Merger, dated December 11, 1998, by and among National Grid Group plc, New England Electric System and NGG Holdings LLC has not been consummated. (See Article s VIII and IX of the Merger Agreement).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(C)     Exhibits.

10 Agreement and Plan of Merger, dated as of February 1, 1999, by and among Eastern Utilities Associates, New England Electric System and Research Drive LLC.

99 Press Release issued jointly by New England Electric System and Eastern Utilities Associates on February 1, 1999.


                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 1999

EASTERN UTILITIES ASSOCIATES

By:     /s/ Donald G. Pardus
        Donald G. Pardus Chairman and
        Chief Executive Officer



Exhibit Index

Exhibit Description

10 Agreement and Plan of Merger, dated as of February 1, 1999, among Eastern Utilities Associates, New England Electric System and Research Drive LLC.

99 Press Release issued jointly by New England Electric System and Eastern Utilities Associates on February 1, 1999.